UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

☒	Filed by the Registrant
☐	Filed by a party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

GREAT ELM GROUP, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE
On October 18, 2024, Great Elm Group, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission for the Company’s Annual Meeting of Stockholders scheduled for December 4, 2024 (the “Annual Meeting”). The Company is filing this Amendment No. 1 to its Proxy Statement (the “Amendment No. 1”) solely to correct an inadvertent error in the number of shares of common stock outstanding as of the close of business on October 11, 2024, the record date for the Annual Meeting (the “Record Date”), as previously disclosed in the Proxy Statement.
The number of shares of the Company’s common stock outstanding on the Record Date reported in the Proxy Statement inadvertently included 2,317,112 shares of common stock that the Company previously purchased in open market transactions.
The correct number of shares outstanding on the Record Date is 29,817,731, all of which are entitled to vote at the Annual Meeting. Accordingly, the references to 32,134,843 shares of common stock on pages 4 and 9 of the Proxy Statement are hereby replaced with 29,817,731 shares of common stock.
The correction of the number of shares outstanding at the close of business on the Record Date had an effect on the beneficial ownership percentages as reported in the Proxy Statement in the table under the heading “Stock Ownership of Certain Beneficial Owners and Management” and in the second paragraph under the heading “Certain Relationships and Related Transactions” on pages 9 and 25 of the Proxy Statement, respectively. Accordingly, the percentages under the heading “Stock Ownership of Certain Beneficial Owners and Management” on page 9 of the Proxy Statement are hereby replaced with the percentages shown in the table on page 9 of this Amendment No. 1 and the reference to 22.9% in the second paragraph under the heading “Certain Relationships and Related Transactions” on page 25 of the Proxy Statement is hereby replaced with 24.7%.
This Amendment No. 1 does not modify, change, amend, supplement or otherwise affect any of the other disclosures contained in the Proxy Statement.

October 18, 2024
Dear Fellow Stockholders:
We invite you to join us at the 2024 Annual Stockholders’ Meeting (the “Annual Meeting”) of Great Elm Group, Inc., on Wednesday, December 4, 2024, beginning at 8:30 a.m., Eastern Standard Time. We will be holding the Annual Meeting online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GEG2024AM.
The Notice of Annual Stockholders’ Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting.
We elected to deliver our proxy materials to the majority of our stockholders over the Internet. On or about October 18, 2024, we will mail a notice of Internet availability (the “Notice”) and make our proxy materials available to our stockholders over the Internet. The Notice contains instructions on how to access our proxy materials over the Internet, as well as how to receive a paper copy of our proxy materials. This approach conserves natural resources, reduces our printing and distribution costs and expedites stockholders’ receipt of proxy materials.
Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote and submit your proxies over the Internet or by mail as soon as possible. This will not prevent you from voting in person (virtually). If you virtually attend the Annual Meeting you will have the right to revoke your proxy and vote your shares in person (virtually). If your shares are held in the name of a brokerage firm, bank or other nominee of record, please follow the voting instructions appearing on your voting instruction card or the information set forth in the proxy materials. Your vote and participation in our governance is very important to us.
On behalf of our Board of Directors, thank you for your continued support.
Sincerely yours,

/s/ Jason W. Reese
Jason W. Reese
Chairman and Chief Executive Officer

Great Elm Group, Inc.
Notice of Annual Stockholders’ Meeting
The 2024 Annual Stockholders’ Meeting (the “Annual Meeting”) of Great Elm Group, Inc., a Delaware corporation (the “Corporation”), will be held on Wednesday, December 4, 2024, beginning at 8:30 a.m. Eastern Standard Time, online at www.virtualshareholdermeeting.com/GEG2024AM.
The following matters will be considered at the Annual Meeting:
•
The election of each of Matthew A. Drapkin, James H. Hugar, David Matter, James P. Parmelee, Jason W. Reese and Eric J. Scheyer to serve as members of the Board of Directors of the Corporation until the earlier of their death, resignation, removal or election of their successor;

•	The ratification of the selection of Deloitte & Touche LLP to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2025;
•	The approval, on an advisory basis, of the compensation of the Corporation’s named executive officers;
•	The approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of the Corporation’s named executive officers; and
•	Other matters that may properly come before the Annual Meeting.
The items to be considered at the Annual Meeting may be considered at the meeting or at any adjournment or postponement of the meeting.
You are entitled to attend and participate in the Annual Meeting, or at any adjournment or postponement thereof, only if you were a stockholder of the Corporation at the close of business on October 11, 2024. To attend and participate in the meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. You may also ask questions, vote online, and examine our stockholder list during the meeting by following the instructions provided at www.virtualshareholdermeeting.com/GEG2024AM during the meeting.
Whether or not you plan to virtually attend the Annual Meeting, we encourage you to read this proxy statement and promptly vote your shares. You have a choice of voting on the Internet, by telephone, or by mail. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers – How You Can Vote” beginning on page 4 and to the notice of Internet availability of proxy materials (the “Notice”) or to the instructions on your voting instruction card or the information set forth in the proxy materials.

/s/ Adam M. Kleinman
Adam M. Kleinman
President and Secretary
Palm Beach Gardens, Florida
October 18, 2024

Important Notice Regarding the Availability of Proxy Statement Materials for the
Annual Stockholders’ Meeting to be Held on December 4, 2024.
The Proxy Statement, Proxy Card and our 2024 Annual Report on Form 10-K
are available on the Internet at www.ProxyVote.com.
The Notice, the proxy statement and the accompanying proxy card or voting instruction card, and our 2024 Annual
Report on Form 10-K are being provided to stockholders beginning on or about October 18, 2024.

i

PROXY STATEMENT
2024 ANNUAL STOCKHOLDERS’ MEETING
TO BE HELD ON DECEMBER 4, 2024
GENERAL INFORMATION
We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors of Great Elm Group, Inc., a Delaware corporation (the “Corporation,” the “Company,” “GEG,” “we,” “us,” or “our”). This proxy statement addresses the items of business for the 2024 Annual Stockholders’ Meeting of GEG (the “Annual Meeting”) to be held on December 4, 2024, or any adjournment or postponement thereof. We will hold the Annual Meeting at 8:30 a.m., Eastern Standard Time, online at www.virtualshareholdermeeting.com/GEG2024AM. The Corporation is holding the Annual Meeting online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GEG2024AM. The notice of Internet availability of proxy materials (the “Notice”), the Notice of Annual Stockholders’ Meeting, this proxy statement, our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, the proxy or voting instruction card and any additional accompanying proxy materials are being made available to stockholders on or about October 18, 2024.

QUESTIONS AND ANSWERS
Proxy Materials
1.	Why did I receive GEG’s proxy materials?
Since you owned shares of our common stock at the close of business on October 11, 2024, the record date for the Annual Meeting (the “Record Date”), you are considered a stockholder of record. As a stockholder of record, you are invited to virtually attend the Annual Meeting and are entitled and requested to vote on the business items described in this proxy statement. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares.
2.	What is included in the proxy materials?
The proxy materials include:
•	Our Notice of Annual Stockholders’ Meeting;
•	Our proxy statement for the Annual Meeting;
•	Our 2024 Annual Report on Form 10-K; and
•	A proxy card or voting instruction card.
3.	Why did I receive the Notice instead of a paper copy of the full set of proxy materials?
We will be utilizing the “notice and access” delivery method under the SEC’s Rule 14a-16, which allows companies to provide their proxy materials over the Internet. As a result, we are mailing the Notice instead of a paper copy of the proxy materials to a majority of our stockholders. The Notice contains instructions on how to access the proxy materials and submit your vote over the Internet and how you may request printed copies of the proxy materials by mail, if you wish. If you previously requested printed copies of the proxy materials, we have provided you with printed copies of the proxy materials.
4.	What information is contained in this proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board of Directors and board committees, corporate governance, the compensation of our directors and executive officers, and other required information.
5.	I share an address with another stockholder, and we received only one Notice or paper copy of the proxy materials. How may I obtain an additional copy?
If you share an address with another stockholder, you may receive only one Notice or one set of printed proxy materials unless you have provided contrary instructions. If you wish to receive a separate Notice or set of printed proxy materials, please request the additional copy by contacting Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling (866) 540-7095. A separate Notice or set of the materials will be sent promptly following receipt of your request.
If you are a stockholder of record and wish to receive a separate Notice or set of printed proxy materials in the future, or if you have received multiple Notices or sets of printed proxy materials and would like to receive only one Notice or set of printed proxy materials in the future, please contact our transfer agent, Computershare, at 150 Royall Street, Suite 101, Canton, MA 02021 or call (800) 736-3001.
If you are a beneficial owner of shares and wish to receive a separate Notice or set of printed proxy materials in the future, or if you have received multiple Notices or sets of printed proxy materials and would like to receive only one Notice or set of printed proxy materials in the future, please contact your bank or broker directly.
Stockholders also may write to, or email, us at the address below to request a separate copy of the proxy materials:
Great Elm Group, Inc.
Attn: Investor Relations
3801 PGA Boulevard, Suite 603
Palm Beach Gardens, FL 33410
investorrelations@greatelmcap.com

6.	Who pays the cost of soliciting proxies for the Annual Meeting?
GEG is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the Notice and any printed proxy materials and of soliciting proxies.
Our directors, officers and employees also may solicit proxies in person, by telephone or by electronic communication. They will not receive any additional compensation for these activities.
We will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial stockholders.
Proposals to Be Voted on
7.	What items of business will be voted on at the Annual Meeting?
The business items to be voted on at the Annual Meeting are:
•	Election of directors;
•	Ratification of the selection of Deloitte & Touche LLP (“Deloitte”) to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2025;
•	Approval, on an advisory basis, of the compensation of the Corporation’s named executive officers; and
•	Approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of the Corporation’s named executive officers.
8.	What are my voting choices?
You may vote “FOR” or “WITHHOLD” from voting for each of the nominees for election to our Board of Directors on Proposal 1, “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposals 2 and 3 and “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN” on Proposal 4.
9.	How does the Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote your shares “FOR” each of the nominees for election to our Board of Directors; “FOR” the ratification of the Corporation’s independent registered public accounting firm; “FOR” the approval, on an advisory basis, of the compensation of our named executive officers; and “ONE YEAR” on the approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of the Corporation’s named executive officers.
10.	What vote is required to approve each item?
To conduct business at the Annual Meeting, a quorum must be established. Pursuant to our Amended and Restated Bylaws (our “Bylaws”), a quorum is established by the presence, in person (virtually) or by proxy of holders, of a majority of our outstanding stock and entitled to vote thereat.
For Proposal 1, if you indicate “WITHHOLD,” or for Proposals 2, 3 and 4, if you indicate “ABSTAIN,” your vote will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be considered a vote cast with respect to the election of any director nominee or any other proposal. You are not entitled to cumulative voting in the election of directors.
As described below, broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be considered votes cast with respect to the election of any director nominee, the advisory vote on executive compensation or the advisory vote on the frequency of future advisory votes on executive compensation.

Proposal		Required Vote
1.	Election of directors	Plurality of the votes cast at the Annual Meeting

2.	Ratification of independent registered public accounting firm	Majority of the shares present and entitled to vote at the Annual Meeting

Proposal		Required Vote
3.	Advisory vote on executive compensation	Majority of the shares present and entitled to vote at the Annual Meeting

4.	Advisory vote on frequency of future advisory votes on executive compensation
Majority of the shares present and entitled to vote at the Annual Meeting (if no option is approved by a majority of the shares present and entitled to vote, then the option receiving the greatest number of votes)

11.	What happens if additional items are presented at the Annual Meeting?
We are not aware of any item that may be voted on at the Annual Meeting that is not described in this proxy statement. However, the holders of the proxies that we are soliciting will have the discretion to vote them in accordance with their best judgment on any additional matters that may be voted on, including matters incidental to the conduct of the meeting.
12.	Is my vote confidential?
All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Confidentiality will not apply to the extent that voting disclosure is required by law or is necessary or appropriate to assert or defend any claim relating to voting.
Confidentiality will also not apply with respect to any matter for which votes are solicited in opposition to the director nominees or voting recommendations of our Board of Directors, unless the persons engaging in the opposing solicitation provide stockholders with confidential voting comparable to that which we provide.
13.	Where can I find the voting results?
We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days following the meeting. The report will be available on our website at www.greatelmgroup.com.
How You Can Vote
14.	What shares can I vote?
You are entitled to one vote for each share of our common stock that you owned at the close of business on the Record Date. You may vote all shares owned by you on the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a bank, broker or other nominee. On the Record Date, 29,817,731 shares of our common stock were outstanding.
15.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares through a bank, broker or other nominee rather than having the shares registered directly in their own name. Summarized below are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, you are the stockholder of record of the shares. As the stockholder of record, you have the right to grant a proxy to vote your shares to representatives from the Corporation or to another person, or to vote your shares in person (virtually) at the Annual Meeting, or any adjournment or postponement thereof. You have received a proxy card to use in voting your shares, which instructs you how to vote.
Beneficial Owner
If your shares are held through a bank, broker or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name.

As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you also are invited to virtually attend the Annual Meeting. Your bank, broker, plan trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the stockholder of record, you may not vote your shares in person (virtually) at the Annual Meeting, or any adjournment or postponement thereof, unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so.
16.	How can I vote?
For directions on how to vote, please refer to the following instructions and those included on the Notice or your proxy or voting instruction card. Whether you hold your shares as a stockholder of record or as a beneficial owner, you may direct how your shares are to be voted without virtually attending the Annual Meeting or any adjournment or postponement thereof. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares as a beneficial owner, you may vote by submitting voting instructions to the registered owner of your shares.
Voting in Person (Virtually). You may vote online during the Annual Meeting, or any adjournment or postponement thereof, those shares that you hold in your name as the stockholder of record prior to the closing of the polls. Beneficial owners should follow the steps set forth in Question 15 above. See Question 23 below regarding how to attend (virtually) the Annual Meeting.
Even if you plan to attend the Annual Meeting virtually, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend.
Voting by Internet. Stockholders may vote over the Internet by following the instructions on the Notice, proxy or voting instruction card. When voting by internet, stockholders must have available the control number included on their proxy card.
Voting by Telephone. Stockholders of record may vote by telephone by calling the number specified on the Notice or proxy card and following the instructions. When voting by telephone, stockholders must have available the control number included on their proxy card. Most stockholders who are beneficial owners of their shares and have received a voting instruction card may vote by phone by calling the number specified on the voting instruction card provided by their bank, broker or nominee. These stockholders should check the voting instruction card for telephone voting availability.
Voting by Mail. Stockholders who have received a paper copy of the proxy materials may vote by mail by signing, dating and returning their proxy or voting instruction card in the envelope provided. If you only received the Notice and wish to vote by proxy via mail, you may do so by requesting printed copies of the proxy materials and then filling out the proxy card and sending it back in the envelope provided.
17.	How will my shares be voted?
Your shares will be voted as you specifically instruct on your online ballot, proxy card or voting instruction card, as applicable. If you complete and submit your online ballot or sign and return your proxy or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matter that properly comes before the Annual Meeting, or any postponement or adjournment thereof.
18.	Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?
If your shares are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matter that properly comes before the Annual Meeting, or any postponement or adjournment thereof.
If you do not provide timely instructions as to how your brokerage shares are to be voted, your broker will have the authority to vote them only on the proposal to ratify the appointment of our independent registered public accounting firm.
Your broker will be prohibited from voting your shares on any of the other proposals. These “broker non-votes” will be counted only for the purpose of determining whether a quorum is present at the meeting and not as votes cast with respect to such other proposals.

19.	Will shares that I own as a stockholder of record be voted if I do not timely complete and submit my online ballot or return my proxy card?
Shares that you own as a stockholder of record will be voted as you instruct on your online ballot, proxy card or voting instruction card, as applicable. If you complete and submit your online ballot or sign and return your proxy card without giving specific instructions, they will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matter that properly comes before the Annual Meeting, or any postponement or adjournment thereof.
If you do not timely complete and submit your online ballot or return your proxy card, your shares will not be voted unless you or your proxy holder virtually attends the Annual Meeting or any adjournment or postponement thereof and votes in person (virtually) as described in Question 16.
20.	When is the deadline to vote?
If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting or any adjournment or postponement thereof. The deadline for voting by Internet or telephone is 11:59 p.m., Eastern Standard Time, on December 3, 2024.
If you hold shares as a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee.
21.	May I change or revoke my vote?
You may change your vote at any time prior to the vote at the Annual Meeting.
If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary at the address set forth in Question 24 prior to your shares being voted, or by attending the Annual Meeting and voting in person (virtually). Virtual attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
For shares you hold as a beneficial owner, you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which revokes your earlier instructions), or, if you have obtained a legal proxy from the nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person (virtually).
22.	Who will serve as inspector of elections?
The inspector of elections will be a representative of Broadridge Financial Solutions, Inc.
Attending the Annual Meeting
23.	Who can attend the Annual Meeting?
The Annual Meeting has been designed to provide substantially the same opportunities to participate as you would have at an in-person meeting. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GEG2024AM.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. The Annual Meeting will begin promptly at 8:30 a.m., Eastern Standard Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 8:15 a.m.
The Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning at 8:15 a.m. Eastern Standard Time on December 4, 2024 through the conclusion of the Annual Meeting.

Stockholder Proposals and Director Nominations
24.	What is the deadline to submit stockholder proposals to be included in the proxy materials for next year’s Annual Stockholders’ Meeting?
Stockholder proposals that are intended to be included in our proxy materials for next year’s Annual Stockholders’ Meeting must be received by our Corporate Secretary no later than June 20, 2025 and must be submitted to Corporate Secretary, Great Elm Group, Inc., 3801 PGA Boulevard, Suite 603, Palm Beach Gardens, FL 33410.
Proposals that are not timely submitted by June 20, 2025 or are submitted to the incorrect address or other than to the attention of our Corporate Secretary will be considered untimely and may, at our discretion, be excluded from our proxy materials. Stockholder proponents must meet the eligibility requirements of the SEC’s Stockholder Proposal Rule (Rule 14a-8), and their proposals must comply with the requirements of that rule to be included in our proxy materials.
See Question 25 for a description of the procedures in our Bylaws through which stockholders may nominate and include director candidates in our proxy statement.
25.	How may I nominate director candidates or present other business for consideration at an Annual Stockholders’ Meeting?
Stockholders who wish to (1) submit director nominees for inclusion in our proxy materials for next year’s Annual Stockholders’ Meeting or (2) present other items of business directly at next year’s Annual Stockholders’ Meeting must give written notice of their intention to do so in accordance with the deadlines described below to our Corporate Secretary at the address set forth in Question 24. Any such notice also must include the information required by our Bylaws (which may be obtained as provided in Question 27) and must be updated and supplemented as provided in the Bylaws.
Notice of director nominees, or for the presentation of other items of business, must be received not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Stockholders’ Meeting, unless the date of next year’s Annual Stockholders’ Meeting has been changed by more than 30 days from such anniversary date. In that case, such notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public announcement of the date of such meeting is first made, whichever first occurs. The period for the receipt from stockholders of any such notice for next year’s Annual Stockholders’ Meeting is currently set to begin on August 6, 2025 and end on September 5, 2025.
These above-mentioned notice requirements applicable under our advance notice Bylaw provisions do not apply to stockholder proposals intended for inclusion in our proxy materials under the SEC’s Stockholder Proposal Rule (Rule 14a-8). The deadline for receiving those proposals is set forth in Question 24. These notice requirements also do not apply to questions that a stockholder may wish to ask at the Annual Stockholders’ Meeting.
In addition to satisfying the notice requirements under our advance notice Bylaw provisions, to comply with the universal proxy rules stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of the Annual Meeting. If the date of the next annual meeting is changed by more than 30 calendar days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the next annual meeting or the 10th calendar day following the day on which public announcement of the date of the next annual meeting is first made. Accordingly, for next year’s Annual Stockholders’ Meeting we must receive such notice no later than October 6, 2025.
26.	How may I recommend candidates to serve as directors?
Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee of our Board of Directors by writing to our Corporate Secretary at the address set forth in Question 24. A recommendation must be accompanied by a statement from the candidate that he or she would give favorable consideration to serving on our Board of Directors and should include sufficient biographical and other information concerning the candidate and his or her qualifications to permit the committee to make an informed decision as to whether further consideration of the candidate would be warranted.

Obtaining Additional Information
27.	How may I obtain financial and other information about GEG?
Our consolidated financial statements are included in our 2024 Annual Report on Form 10-K that accompanies this proxy statement.
We file our Annual Report on Form 10-K with the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Our Form 10-K and other information that we file with the SEC are available on our website at www.greatelmgroup.com.
We also will furnish a copy of our 2024 Form 10-K (excluding exhibits, except those that are specifically requested) without charge to any stockholder who so requests by writing to our Corporate Secretary at the address set forth in Question 24.
By writing to us, stockholders also may obtain, without charge, a copy of our Bylaws, corporate governance guidelines, codes of conduct and board standing committee charters. You also can view these materials on the Internet by accessing our website at www.greatelmgroup.com.
28.	What if I have questions for GEG’s transfer agent?
If you are a stockholder of record and have questions concerning share certificates, dividend checks, ownership transfer or other matters relating to your share account, please contact our transfer agent at the following address or phone number:
Computershare
150 Royall Street, Suite 101
Canton, MA 02021
(800) 736-3001
29.	How do I get additional copies of this proxy statement or voting materials?
If you need additional copies of this proxy statement or voting materials, please contact us at:
Great Elm Group, Inc.
Attn: Investor Relations
3801 PGA Boulevard, Suite 603
Palm Beach Gardens, FL 33410
investorrelations@greatelmcap.com

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of our common stock by:
•	each of the directors and named executive officers for the fiscal year ended June 30, 2024;
•	all of our current executive officers and directors as a group; and
•	each person known by us to be beneficial owners of 5% or more of our outstanding common stock.
Except as indicated in the footnotes to this table and under applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Holders of shares of unvested restricted stock, which are considered issued and outstanding, have voting rights with respect to such shares. For the purposes of calculating percent ownership, as of the Record Date, 29,817,731 shares of common stock were issued and outstanding, and, for any individual or entity that beneficially owns shares represented by (1) options exercisable and restricted stock units vesting within sixty days of the Record Date or (2) PIK Notes or Additional PIK Notes (each as defined below) convertible within sixty days of the Record Date, these shares are treated in each case as if outstanding for that person, but not for any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent Of Class
Directors and Named Executive Officers
Matthew A. Drapkin(2)	6,959,760	22.0%
James H. Hugar(3)	307,353	1.0%
Adam M. Kleinman(4)	793,730	2.6%
David Matter(5)	405,311	1.4%
James P. Parmelee(6)	355,513	1.2%
Jason W. Reese(7)	7,372,765	24.7%
Eric J. Scheyer(8)	571,321	1.9%
Keri A. Davis(9)	79,663	*
Nichole Milz(10)	176,347	*
All current executive officers and directors as a group (9 persons)	17,021,763	55.7%
5% Stockholders
Entities affiliated with Northern Right Capital Management, L.P., 9 Old Kings Hwy S., 4th Floor, Darien, CT 06820(11)	6,295,619	19.8%
Entities affiliated with Imperial Capital Asset Management, LLC, 3801 PGA Boulevard, Suite 603, Palm Beach Gardens, FL 33410(12)	6,379,646	21.4%
Entities affiliated with PC Elfun LLC, 3547 53rd Avenue West, #220, Bradenton, FL 34210(13)	3,123,285	9.5%

*	Less than 1% of the outstanding shares of our common stock.
(1)
This table is based upon information supplied by each officer and director, and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the table, the address for each person named above is c/o Great Elm Group, Inc., 3801 PGA Boulevard, Suite 603, Palm Beach Gardens, FL 33410.

(2)
Includes the 6,295,619 shares identified in footnote (11) below. Also includes 89,238 shares issuable upon the conversion of 5.00% convertible senior PIK notes due 2030 (“PIK Notes”), including additional PIK Notes issued as interest payments on the PIK Notes (“Additional PIK Notes”). Also includes 574,903 shares of restricted stock directly held by Mr. Drapkin, of which 108,284 shares are deferred pursuant to a pre-established deferral election and will be delivered in a single lump sum upon the earlier of (a) three years from the grant date of such shares and (b) termination of Mr. Drapkin’s service as a member of our Board of Directors.

(3)	Includes 256,297 shares of vested restricted stock and 2,897 shares of unvested restricted stock.
(4)	Includes 213,000 vested stock options, 421,557 shares of vested restricted stock and 66,915 shares of unvested restricted stock.
(5)	Includes 159,439 shares of vested restricted stock and 12,924 shares of unvested restricted stock.
(6)	Includes 316,252 shares of vested restricted stock and 14,261 shares of unvested restricted stock.
(7)	Includes the 6,379,646 shares identified in footnote (12) below and 789,084 shares of vested restricted stock and 204,035 shares of unvested restricted stock directly held by Mr. Reese.

(8)
Includes 232,020 shares issuable upon conversion of the PIK Notes, including the Additional PIK Notes, and 325,040 shares of vested restricted stock and 14,261 shares of unvested restricted stock. Mr. Scheyer disclaims beneficial ownership of certain securities issuable upon conversion of the PIK Notes, except to the extent of his pecuniary interest therein.

(9)	Includes 40,000 vested stock options, 12,995 shares of vested restricted stock and 26,668 shares of unvested restricted stock.
(10)	Includes 82,430 shares of vested restricted stock and 93,917 shares of unvested restricted stock.
(11)
Based on information furnished in a Schedule 13D/A filed with the SEC on January 5, 2024, jointly by Northern Right Capital Management, L.P. (“Northern Right”), Northern Right Capital (QP), L.P. (“Northern Right QP”), BC Advisors, LLC (“BCA”) and Matthew A. Drapkin. Northern Right, in its capacity as investment manager for separate managed accounts on behalf of investment advisory clients, reported sole voting and dispositive power over 2,958,414 shares of our common stock, which includes 1,044,724 shares of our common stock issuable upon the conversion of the PIK Notes. Northern Right also reported shared voting and dispositive power of 3,237,143 shares of our common stock currently held by Northern Right QP, which includes 957,665 shares of our common stock issuable upon conversion of the PIK Notes. Northern Right QP reported sole voting and dispositive power over 3,237,143 shares of our common stock, which includes 957,665 shares of our common stock issuable upon the conversion of the PIK Notes. BCA and Mr. Drapkin reported shared voting and dispositive power over 6,195,557 shares of our common stock, which includes 2,002,389 shares of our common stock issuable upon conversion of the PIK Notes. Mr. Drapkin reported sole voting and dispositive power over 437,146 shares of our common stock. The 6,295,619 shares listed in the table above includes an additional 50,062 shares of our common stock issuable upon the conversion of the Additional PIK Notes issued since the aforementioned Schedule 13D/A.

(12)
Based on information furnished in a Schedule 13D/A filed with the SEC on June 20, 2023, jointly by Long Ball Partners, LLC (“Long Ball”), Imperial Capital Asset Management, LLC (“ICAM”), the managing member and investment manager of Long Ball, Imperial Capital Group Holdings II, LLC (“ICGH II”) and Jason Reese, the Chairman and Chief Executive Officer of ICAM and portfolio manager of Long Ball. Long Ball reported beneficial ownership of 4,668,103 shares of our common stock, ICAM reported beneficial ownership of 5,577,187 shares of our common stock and ICGH II reported beneficial ownership of 460,900 shares of our common stock. The 6,379,646 shares listed in the table above includes an additional 341,559 shares of our common stock, in the aggregate, reported by Long Ball, ICAM and Jason Reese on a subsequently filed Form 4.

(13)
Based on information furnished in a Schedule 13G filed with the SEC on February 7, 2024, jointly by PC Elfun LLC, Pine Crest Capital LLC, Michael Hughes and Daniel J. Hopkins in which each reported beneficial ownership of 3,047,108 shares of our common stock (as to which each claims shared voting and dispositive power), which includes 3,047,108 shares of our common stock issuable upon the conversion of PIK Notes. The 3,123,285 shares of our common stock listed in the table above includes an additional 76,177 shares of our common stock issuable upon the conversion of the Additional PIK Notes issued since the aforementioned Schedule 13G.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports that they file. Such reports are filed on Forms 3, 4 and 5 under the Exchange Act. Based solely on our review of the copies of such forms received by us, we believe that, during the fiscal year ended June 30, 2024, all such persons complied on a timely basis with the filing requirements of Section 16(a) with the exception of the following known failure to file: one Form 4 filing by Northern Right, Northern Right QP and BCA with respect to three purchases of common stock on May 21, 2024, May 22, 2024 and May 23, 2024, respectively.

PROPOSALS TO BE CONSIDERED AND VOTED ON
Proposals 1, 2, 3 and 4 are included in this proxy statement at the direction of our Board of Directors. Our Board of Directors recommends that you vote “FOR” each nominee in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “ONE YEAR” on Proposal 4.
Proposal 1: Election of Directors
The Board of Directors currently has six members. Directors are elected at each Annual Stockholders’ Meeting for terms expiring at the next Annual Stockholders’ Meeting.
The Nominating and Corporate Governance Committee recommended and our Board of Directors nominated the following six individuals for election as directors, all of whom currently are directors:

Director/Nominee	Age	Audit Committee	Nominating & Corporate Governance Committee	Compensation Committee
James H. Hugar	78	Chair	✔
David Matter	55	✔
Jason W. Reese	59
Eric J. Scheyer	59		✔	✔
Matthew A. Drapkin	51		Chair	✔
James P. Parmelee	58	✔		Chair

Properly executed proxies will be voted for these six nominees, unless other instructions are specified. If any nominee should become unavailable to serve, the proxies may be voted for a substitute nominee designated by our Board of Directors, or our Board of Directors may reduce the authorized number of directors. In no event may the proxies be voted for more than six nominees. Election of each of the nominees requires the receipt of “FOR” votes constituting a plurality of all the votes cast at the Annual Meeting, assuming a quorum is present. Since the nominees are running unopposed, the nominees may be elected with only one vote cast at the Annual Meeting for each nominee, assuming a quorum is present.
Our Board of Directors determined that each nominee, except Mr. Reese, is an independent director. Our Board of Directors determines the independence of our directors by applying independence principles and standards established by Nasdaq Stock Market LLC (“Nasdaq”). Based on these standards, our Board of Directors determined that Mr. Reese is not independent, due to his position as Chief Executive Officer of the Corporation. See “Corporate Governance-Certain Relationships and Related Transactions, and Director Independence.”
Information about the Director Nominees
Biographical information regarding each director nominee and his qualifications to serve as a director is set forth on the succeeding pages. The year shown as election as a director is the year that the director nominee was first elected as one of our directors. Unless otherwise indicated, each director nominee held his principal occupation or other positions with the same or predecessor organizations for at least the last five years. There are currently no family relationships among any director nominee or executive officer.
James H. Hugar is 78 years old and has been a member of our Board of Directors since March 2020. Mr. Hugar was previously a member of the Board of Directors of Vitesse Semiconductor Corporation from 2009 until its acquisition in April 2015. Mr. Hugar was also on the Board of Advisors of American Relocation & Logistics, Inc., a privately-held company, until its sale in December, 2017. Mr. Hugar retired from Deloitte where he was an audit partner from 1982 to 2008, specializing in the financial service industry. Prior to his retirement, he served as the partner-in-charge of the Southern California Investment Company and Broker/Dealer Practice Unit. Mr. Hugar holds a BS degree in Accounting from Pennsylvania State University and a MSBA degree from the University of California, Los Angeles and is a Certified Public Accountant.
Mr. Hugar brings to our Board of Directors extensive financial and accounting experience.
David Matter is 55 years old and has been a member of our Board of Directors since May 2022. Mr. Matter is Co-Chief Investment Officer of Silver Creek Capital Management. Prior to joining Silver Creek Capital Management, Mr. Matter was a Managing Director at BlackRock where he served as the Co-Chief Investment Officer of BlackRock Alternative Advisors (“BAA”), BlackRock’s Hedge Fund Solutions team. He chaired the BAA Investment Committee and was also a member of the BAA Management Committee and the Co-Investment Portfolio Management Group. Mr. Matter started his career as a financial analyst with American Funds-Capital Group and Bankers Trust before joining Quellos Group in 1998. At Quellos he was a Principal and member of the Investment Committee responsible for management of Absolute Return Strategy portfolios and Investment Research. The alternative investment management business of Quellos was subsequently acquired by BlackRock in 2007 where Mr. Matter stayed on. Mr. Matter earned a BA with a concentration in international relations from the University of Pennsylvania, an MBA with honors and an MA in international studies, both from the University of Washington, and holds the Chartered Financial Analyst designation from the CFA Institute.
Mr. Matter brings to our Board of Directors investment expertise and extensive experience in capital markets.
Jason W. Reese is 59 years old and is the Chairman of our Board of Directors and the Chief Executive Officer of the Corporation since May 2023. Mr. Reese is the Co-Founder, Chairman and Chief Executive Officer of ICAM and the Co-Founder of Imperial Capital, LLC (“Imperial Capital”), both founded in 1997. ICAM has managed various hedge funds, investment partnerships, a private REIT and a private equity fund. Imperial Capital is a registered broker-dealer. During his time at Imperial Capital, Mr. Reese formed Monomoy Properties REIT, LLC in 2014, focusing on the Industrial Outdoor Storage sector and continues to serve on the Board of Directors. Mr. Reese is also a founding member of City Ventures, LLC, a California-based private home builder, and has served on the Board of Directors since its inception in 2009. Prior to Imperial Capital, Mr. Reese was a principal with Gordon Investment Corporation (“Gordon”), a merchant banking firm in New York and Dallas, where he focused on investing in distressed real estate transactions, high yield securities and leveraged buyouts. Prior to his time with Gordon, Mr. Reese worked in the Corporate Finance Group at PaineWebber in New York. Mr. Reese graduated with honors from Yale University with a B.S. in Electrical Engineering.
Mr. Reese brings to our Board of Directors investment expertise and extensive experience in capital markets.
Eric J. Scheyer is 59 years old and has been a member of our Board of Directors since February 2020. Mr. Scheyer is a Co-Founder and Managing Partner of Elda River Capital Management, LLC. Prior to founding Elda River Capital Management, LLC, Mr. Scheyer was a partner at Magnetar Capital LLC (“Magnetar”), member of the Magnetar Management Committee and Magnetar Investment Committee and head of the Energy and Infrastructure group. Prior to joining Magnetar in 2005, Mr. Scheyer spent two years as a consultant at Caxton Associates. Prior to Caxton, Mr. Scheyer was a principal of Decorel Incorporated where he served as President of Decorel S.A. de C.V. and Executive Vice President of Decorel Inc. until the sale of the company to Newell Rubbermaid. Mr. Scheyer began his career at Donaldson, Lufkin & Jenrette focusing on the oil and gas sector. Previously, Mr. Scheyer served on the board of managers of Lightfoot Capital Partners GP LLC and the board of directors of Arc Logistics Partners LP. Mr. Scheyer holds a Bachelor of Arts in History from Trinity College in Hartford, Connecticut.
Mr. Scheyer brings to our Board of Directors investment expertise and extensive experience in capital markets.
Matthew A. Drapkin is 51 years old and is the Vice Chairman of our Board of Directors. He has been a member of our Board of Directors since April 2017. Mr. Drapkin is Chief Executive Officer & Portfolio Manager of Northern Right, an alternative asset manager focused on small and mid-cap public companies.
Mr. Drapkin currently serves as Executive Chairman of Boardroom Alpha, Inc., an analytics company, and as the Chairman of the board of directors of Great Elm Capital Corp. (“GECC”), a business development company. Mr. Drapkin previously served on the board of directors of Intevac, a publicly-traded provider of equipment solutions to the hard-disk drive industry and high-sensitivity imaging products, primarily for the defense market, as Chairman of the Board of Ruby Tuesday, a restaurant operator, Lead Independent Director of Hot Topic, a specialty retailer, and a director of Xura (formerly known as Comverse), a provider of telecommunications businesses solutions, Glu Mobile, a mobile gaming company, Plato Learning, a provider of curriculum management, and Alloy, a diversified media company. Before joining Northern Right in December 2009, Mr. Drapkin had extensive investment experience, including his work as Head of Research, Special Situations, and Private Equity at ENSO Capital, a New York-based hedge fund, and Senior VP of Corporate Development at MacAndrews & Forbes, where he participated in more than $3 billion of transactions, including Scientific Games, Deluxe Entertainment Services, AM General, and Scantron. Prior to MacAndrews & Forbes, Mr. Drapkin served as General Manager of two of Condé Nast publications’ wholly-owned Internet sites, Epicurious.com and Concierge.com, and headed Conde Nast’s Internet venture investment effort. Mr. Drapkin began his career as an investment banker at Goldman, Sachs and Co. where he advised companies on corporate finance and M&A matters. He holds a J.D. from Columbia Law School, an M.B.A. from Columbia Business School, and a B.A. in American History from Princeton University.
Mr. Drapkin brings to our Board of Directors investment expertise and extensive experience in capital markets.
James P. Parmelee is 58 years old and has been a member of our Board of Directors since June 2017. Mr. Parmelee is a managing director of Hamilton Robinson Capital Partners, a private equity firm that invests in middle-market specialty manufacturing, industrial technology and business services companies in the U.S. and Canada. Mr. Parmelee currently serves on the board of directors of PNE LLC based in Longview, WA, GrayMatter Systems based in Pittsburgh, PA and Tanknology, based in Austin, TX.
Mr. Parmelee is a former member of the board of directors of The Meet Group based in New Hope, PA. Previously, Mr. Parmelee was a Partner in Peak Ten Management, a long/short equity fund backed by Tiger Management LLC focused on investing in the global information technology sector. Mr. Parmelee was responsible for the firm’s investments in the software, IT infrastructure and Internet verticals. Prior to joining Peak Ten Management, Mr. Parmelee was a partner in Union Square Advisors LLC, a strategic advisory firm. Mr. Parmelee led the firm’s global IT infrastructure practice providing strategic M&A advisory services to the firm’s clients. From 1992 to 2004, Mr. Parmelee was a senior equity research analyst responsible for coverage of the data networking and telecommunications equipment sectors, primarily at Credit Suisse First Boston where he was most recently a Managing Director and served as the Global Coordinator of Technology Research for the firm. He holds an M.B.A. from Columbia Business School and a B.A. in Economics from Trinity College-Hartford.
Mr. Parmelee brings to our Board of Directors investment expertise and extensive experience in capital markets.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Proposal 2: Ratification of Independent Registered Public Accounting Firm
The members of our Audit Committee and our Board of Directors believe the retention of Deloitte as our independent registered public accounting firm is in our and our stockholders’ best interest. Ratification requires the receipt of “FOR” votes constituting a majority of the votes present and entitled to vote at the Annual Meeting, assuming a quorum is present.
Representatives of Deloitte and Grant Thornton LLP (“Grant Thornton”) are not expected to attend the Annual Meeting. Thus, it is not expected that they will have an opportunity to make a statement regarding their services, or be available to respond to appropriate questions. The Board of Directors does not know of any direct or indirect financial interest of Deloitte or Grant Thornton in the Corporation.
On September 11, 2024, our Audit Committee dismissed Grant Thornton as our independent registered public accounting firm, effective September 11, 2024. The Audit Committee approved the appointment of Deloitte as our independent registered public accounting firm to perform independent audit services for the fiscal year ending June 30, 2025.
Grant Thornton’s audit reports for the fiscal years ended June 30, 2024 and 2023 on our consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the fiscal years ended June 30, 2024 and 2023 and the subsequent interim period through September 16, 2024 there were no (i) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its reports or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).
We provided Grant Thornton with a copy of the disclosures contained in our Current Report on Form 8-K filed on September 16, 2024, and requested that Grant Thornton furnish us with a letter addressed to the SEC stating whether it agrees with the statements made therein, each as required by the applicable rules of the SEC. A copy of Grant Thornton’s letter, dated September 16, 2024, was filed as Exhibit 16.1 to such report.
During the fiscal years ended June 30, 2024 and 2023 and the subsequent interim period through September 16, 2024, neither us nor or anyone on our behalf consulted Deloitte regarding either:
•
the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements in connection with which either a written report or oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

•
any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The following table presents aggregate fees billed to us for services rendered by Grant Thornton for the fiscal years ended June 30, 2024 and 2023:

	Year Ended June 30,
In thousands	2024	2023
Audit Fees:
Audit services, statutory audits, quarterly reviews and Securities Act (as defined below) filings	$568	$589
Audit-Related Fees:
Due diligence, accounting consultations and audits in connection with mergers and acquisitions and attest services related to financial reporting that are not required by statute or regulation	—	—
Tax Fees:
Income tax compliance and consulting	—	—

	Year Ended June 30,
In thousands	2024	2023
All Other Fees: (including financial information systems design and implementation)	—	—
Total fees	$568	$589

Audit Committee Pre-Approval Policies and Procedures. Among its other duties, our Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. Our Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of our Audit Committee is requested. Our Audit Committee reviews these requests and advises management if the committee approves the engagement of the independent auditor. On a periodic basis, management reports to our Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. All services performed by Grant Thornton during fiscal years 2024 and 2023 were approved in accordance with our Audit Committee’s pre-approval guidelines.
As of June 30, 2024, the Audit Committee of our Board of Directors was composed of the three directors named below, each of whom have been determined by our Board of Directors to be independent directors. Our Board of Directors also determined that each member of the Audit Committee is financially literate and that Mr. Hugar is an audit committee financial expert as defined by the rules of the SEC. The committee’s charter, adopted by our Board of Directors, is posted on our website at www.greatelmgroup.com.
Audit Committee Report. The following report of the Audit Committee, covering our fiscal year ended June 30, 2024, shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC, or the liabilities of Section 18 of the Exchange Act. Such Report shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended (“Securities Act”), notwithstanding any general incorporation by reference of this Proxy Statement into any other document.
Management is responsible for the preparation, presentation, and integrity of the Corporation’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Corporation’s independent auditors are responsible for performing an audit of the consolidated financial statements in accordance with generally accepted auditing standards.
In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.
Based on the Audit Committee’s review and discussions described above, and subject to the limitations on its role and responsibilities as described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K of the Corporation for the year ended June 30, 2024 for filing with the SEC.
James H. Hugar, Chair
David Matter
James P. Parmelee
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

Proposal 3: Advisory Vote on the Compensation of Our Named Executive Officers
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution on the compensation of the named executive officers, as reported in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our fiscal executive compensation program. Additional information on our executive pay program is provided in this proxy statement under the heading “Compensation of Directors and Named Executive Officers.”
We are asking our stockholders to vote in favor of the following resolution:
“RESOLVED, that the stockholders of Great Elm Group, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Great Elm Group, Inc.’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the information in the Summary Compensation Table, related compensation tables, and other related narrative disclosure under the heading “Compensation of Directors and Named Executive Officers” below.
Approval requires the receipt of “FOR” votes constituting a majority of the votes present and entitled to vote at the Annual Meeting, assuming a quorum is present.
While this vote is advisory and non-binding, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.
Assuming our stockholders approve the option recommended by the Board of Directors with respect to Proposal 4, we expect to hold the next advisory vote to approve the compensation of our named executive officers next year.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3.

Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers
We are providing stockholders the opportunity to cast an advisory vote on how frequently we should seek an advisory vote on the compensation of our named executive officers, commonly referred to as “say-on-pay” vote. This advisory vote is referred to here as “frequency of say-on-pay” vote.
Accordingly, the Board of Directors is asking stockholders to indicate their preferred voting frequency by voting for ONE YEAR, TWO YEARS, THREE YEARS or ABSTAIN with respect to the following resolution:
“RESOLVED, that the alternative of soliciting advisory stockholder approval of the compensation of Great Elm Group, Inc.’s named executive officers once every one, two or three calendar years that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the 2024 Annual Meeting shall be considered the frequency preferred by the stockholders.”
We believe that say-on-pay votes should be conducted every year so that our stockholders may annually express their views on our executive compensation program. This belief is influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. As part of the review process, we believe that the views of our stockholders should be a factor that is taken into consideration by the Board of Directors and the Compensation Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.
The option of ONE YEAR, TWO YEARS or THREE YEARS that receives the highest number of votes cast will be deemed the frequency of the vote on the compensation of our named executive officers that has been approved by our stockholders on an advisory basis. Even though the vote is advisory and therefore is non-binding, the Board of Directors and the Compensation Committee value the opinion of our stockholders and will consider the results of this vote. Nevertheless, the Board of Directors may decide that it is in our best interest and the best interests of our stockholders to hold an advisory say-on-pay vote more or less frequently than the option approved by our stockholders.
This non-binding frequency of say-on-pay vote is scheduled to be conducted every six years. The next frequency of say-on-pay vote is expected to take place at our 2030 Annual Stockholders’ Meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “ONE YEAR” ON PROPOSAL 4.

CORPORATE GOVERNANCE
Our business and affairs are managed and all corporate powers are exercised under the direction of our Board of Directors. Our Board of Directors establishes fundamental corporate policies and oversees our performance and our Chief Executive Officer and the other officers to whom our Board of Directors delegated authority to manage day-to-day business operations.
Our Board of Directors adopted corporate governance guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for our governance. It also adopted a Code of Business Conduct and Ethics that applies to members of our Board of Directors, our executive officers as well as all of our employees. Our Board of Directors has committees that assist our Board of Directors in carrying out its responsibilities. Each operates under a written charter adopted by our Board of Directors.
Our standing committee charters, including our Audit, Compensation, and Nominating and Corporate Governance Committee charters, and Code of Business Conduct and Ethics are posted on our website at www.greatelmgroup.com. Paper copies may be obtained upon request by writing to: Corporate Secretary, Great Elm Group, Inc., 3801 PGA Boulevard, Suite 603, Palm Beach Gardens, FL 33410.
Board of Directors
Functions
In addition to its general oversight role, our Board of Directors performs a number of specific functions, including:
•	Hiring and firing our Chief Executive Officer and overseeing his or her performance and that of other senior management in the operation of the Corporation;
•	Planning for management succession;
•	Guiding corporate strategy;
•	Reviewing and monitoring strategic, financial and operating plans and budgets and their development and implementation by management;
•	Assessing and monitoring risks and risk-management strategies;
•	Suggesting, reviewing and approving significant corporate actions;
•
Reviewing and monitoring processes designed to maintain our integrity, including financial reporting, compliance with legal and regulatory obligations, and relationships with stockholders, employees, customers, suppliers and others; and

•	Selecting director nominees, appointing board committee members, forming board committees and overseeing effective corporate governance.
Leadership Structure
Our Board of Directors retains the flexibility to determine on a case-by-case basis whether the positions of Chief Executive Officer and Chairman of the Board of Directors should be combined or separated and whether an independent director should serve as Chairman. This flexibility permits our Board of Directors to organize its functions and conduct its business in a manner it deems most effective in then prevailing circumstances. Our Board of Directors determined that its leadership structure is appropriate in light of our current management framework.
Currently, we have a non-independent Chairman and Chief Executive Officer, whose roles include:
•	To review and approve all board and committee agendas and approve information sent to our Board of Directors, providing input to management on the scope and quality of such information;
•
To consult with committee chairs regarding the topics and schedules of the meetings of our Board of Directors and its committees and approve such schedules to assure that there is sufficient time for discussion of all agenda items;

•	To call a special meeting of our Board of Directors or the independent directors at any time, at any place and for any purpose;
•	To be available for consultation and direct communication with GEG’s major stockholders;

•	To consult with the Nominating and Corporate Governance Committee as part of the committee’s review of director nominations and recommendations of director candidates;
•	To consult with directors regarding acceptance of memberships on other boards to assure that multiple board service does not conflict or otherwise interfere with such directors’ service to GEG;
•	Led by the Compensation Committee, to report annually to our Board of Directors on succession planning, including policies and principles for executive officer selection; and
•	To perform such other duties as may be assigned from time-to-time by the independent directors.
The position and role of Chairman is intended to provide board leadership. It is also intended to expand lines of communication between our Board of Directors and members of management. It is not intended to reduce the free and open access and communications that each independent board member has with other board members and members of management.
Mr. Reese currently serves as Chairman of the Board of Directors and Chief Executive Officer of the Corporation and Mr. Drapkin currently serves as Vice Chairman of the Board of Directors.
Our Board of Directors believes that its independence and oversight of management is maintained effectively through this flexible leadership structure, our Board of Directors’ composition and sound corporate governance policies and practices.
Director Independence
Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by Nasdaq. These provide that a director is independent only if our Board of Directors affirmatively determines that the director has no direct or indirect material relationship with the Corporation that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. They also identify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, our Board of Directors annually reviews the independence of our directors and director nominees. In its most recent review, our Board of Directors considered, among other things, the absence of any employment relationships between the Corporation and its current directors and nominees and their immediate family members; the absence of any of the other specific relationships that would preclude a determination of independence under the Nasdaq independence rules; the absence of any affiliation of our directors and their immediate family members with our independent registered public accounting firm, compensation consultants, legal counsel, and investment bankers; and the absence of any transactions with directors and members of their families that would require disclosure in this proxy statement under SEC rules regarding related person transactions (other than as described herein).
Based upon this review, our Board of Directors affirmatively determined that each of our directors, except for Mr. Reese, is independent. The independent directors are:

• Matthew A. Drapkin	• David Matter
• James H. Hugar	• James P. Parmelee
• Eric J. Scheyer

Director Share Ownership Guidelines
Our Board of Directors has established director share ownership guidelines. Our non-employee directors are expected to beneficially own during their service as a board member common stock equal in value to at least five times the annual cash retainer for non-employee directors, excluding any committee retainers. Non-employee directors have five years from their initial election to the Board of Directors to meet the target stock ownership guideline, and they are expected to continuously own sufficient shares to meet the guideline once attained. The value of a non-employee director’s beneficial ownership of common stock is calculated by multiplying (i) the sum of the number of shares of common stock beneficially owned by the non-employee director (as determined in accordance with the next paragraph) by (ii) the closing price per share of the common stock on the applicable measurement date.

Shares that count toward meeting the stock ownership guidelines for the directors are any class of our equity securities in any case held (i) directly or indirectly or by or for the benefit of immediate family members; (ii) by trusts for the benefit of such person or such person’s immediate family members; (iii) in a 401(k) plan, IRA or deferred compensation plan; (iv) as shares of restricted common stock and as shares subject to outstanding restricted stock unit awards, in either case, that vest solely based on the passage of time; and (v) as shares subject to outstanding deferred stock units. Shares of common stock subject to outstanding stock options, whether exercisable or unexercisable; unearned restricted common stock, restricted stock unit awards or other incentive awards, in each case, that vest based on performance; and warrants and all other forms of derivative securities do not count toward the stock ownership guidelines.
We prohibit shorting our stock by our directors and executive officers.
Board and Committee Meetings; Executive Sessions; Annual Stockholders’ Meetings
At regularly scheduled board and committee meetings, directors review and discuss management reports regarding our performance, prospects and plans, as well as significant opportunities and immediate issues facing us. At least once a year, our Board of Directors also reviews management’s long-term strategic and financial plans.
The Chief Executive Officer proposes the agenda and schedule for each board meeting to the Chairman of the Board of Directors, who then reviews and modifies or approves it. Committee agendas and schedules are set by or in consultation with the committee chair and with the approval of the Chairman of the Board of Directors. Directors are encouraged to propose agenda items, and any director also may raise at any meeting subjects that are not on the agenda. Information and other materials important to understanding the business to be conducted at Board of Directors and its committee meetings, to the extent available, are distributed in writing to the directors in advance of the meeting. Additional information may be presented at the meeting. An executive session of independent members of the Board of Directors is held at each regular board meeting, and any director may call for an executive session at any Board of Directors’ meeting. The Vice Chairman of the Board presides over executive sessions.
During the fiscal year ended June 30, 2024, our Board of Directors held 6 meetings and committees of our Board of Directors held 7 meetings. Each director attended at least 75% of the combined number of the meetings held by our Board of Directors and the committees of our Board of Directors on which such director served.
Evaluation of Board and Director Performance
The Nominating and Corporate Governance Committee is required to annually review and evaluate the performance of our Board of Directors. The committee is required to assess our Board of Directors’ contribution as a whole and identify areas in which our Board of Directors or senior management believes a better contribution may be made. The purpose of the review is to increase the effectiveness of our Board of Directors, and the results are required to be reviewed with our Board of Directors and its committees.
Our Board of Directors is required to annually review the individual performance and qualifications of each director who may wish to be considered for nomination to an additional term. The evaluations are required to be reviewed by the Nominating and Corporate Governance Committee, which is required to make recommendations to our Board of Directors regarding nominees for election as directors.
Risk Oversight
Our Board of Directors is responsible for the general oversight of risks that affect us. Our Board of Directors receives regular reports on our operations from our Chief Executive Officer, as well as other members of management. Our Board of Directors reviews these reports and makes inquiries in their business judgment.
Our Board of Directors also fulfills its oversight role through the operations of its various committees, including our Audit Committee. Our Board of Directors receives periodic reports on each committee’s activities. Our Audit Committee has responsibility for risk oversight in connection with its review of our financial reports filed with the SEC. Our Audit Committee receives reports from our Chief Financial Officer and our independent auditors in connection with the review of our quarterly and annual financial statements regarding significant financial transactions, accounting and reporting matters, critical accounting estimates and management’s exercise of judgment in accounting matters. When reporting on such matters, our independent auditors also provide their assessment of management’s report and conclusions.

Succession Planning and Management Development
Our Compensation Committee oversees and regularly evaluates leadership succession planning practices and results. Our Compensation Committee reports annually to our Board of Directors on succession planning, including policies and principles for executive officer selection.
Review of Related Person Transactions
SEC rules require us to disclose certain transactions involving more than $120,000 in which we are a participant and any of our directors, nominees as directors or executive officers, or any member of their immediate families, has or will have a direct or indirect material interest. The charter of our Audit Committee requires the committee to review and approve or ratify any such “related person transaction” that is required to be disclosed. Except as disclosed in this proxy statement, there have been no transactions or proposed transactions requiring review during fiscal year 2024 through the date of the mailing of this proxy statement.
Board Access to Senior Management, Independent Accountants and Counsel
Directors have complete access to our independent registered public accounting firm, senior management and other employees. They also have complete access to counsel, advisors and experts of their choice with respect to any issues relating to our Board of Directors’ discharge of its duties.
Retirement Policy
We have not established a board retirement policy.
Committees of our Board of Directors
Audit Committee
Our Audit Committee reviews our internal accounting procedures and considers and reports to our Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. Our Audit Committee relies on the expertise and knowledge of management and the independent auditors in carrying out its oversight responsibilities. On a routine basis, our Audit Committee meets separately with our independent auditors and invites select employees who work under the Chief Financial Officer to participate in its meetings. Our Audit Committee charter requires that each of the members of our Audit Committee is independent, as defined under SEC rules and Nasdaq listing standards, and that at least one member of our Audit Committee is an “audit committee financial expert” as defined under SEC rules. The responsibilities and activities of our Audit Committee are described in greater detail in our Audit Committee charter.
Our Board of Directors determined that each member of our Audit Committee met the independence and financial knowledge requirements under the Audit Committee charter, the SEC rules, and the Nasdaq listing standards. Our Board of Directors also determined that Mr. Hugar qualifies as an “audit committee financial expert” in accordance with SEC rules, based upon his experience and understanding with respect to accounting and auditing matters. Our Audit Committee held 4 meetings during the fiscal year ended June 30, 2024.
Compensation Committee
The Compensation Committee of our Board of Directors acts on behalf of our Board of Directors to review, adopt and oversee our compensation and employee benefit programs and practices, including, but not limited to:
•
establishment of corporate goals and objectives relevant to the compensation of our named executive officers and our other executive officers and evaluation of performance in light of these stated objectives;

•
evaluation of the performance of the named executive officers and determination and approval of, and, in the case of our Chief Executive Officer, recommendation to our Board of Directors for approval, the compensation and other terms of employment, including long-term incentive compensation, severance and change-in-control arrangements, of our named executive officers;

•
appointment, retention, compensation, termination and oversight of the work of any independent experts, consultants and other advisers, review and approval of the fees and retention terms for such experts, consultants and other advisers and consideration at least annually of the independence of such consultants;

•
review and administration of our general compensation plans and other employee benefit plans, including incentive-based compensation and equity compensation plans and other similar plans and programs; and

•
review with management the Compensation Discussion and Analysis (or other applicable executive compensation disclosure), including the determination of whether to recommend that it be included in the proxy statement. In fulfilling its responsibilities, our Compensation Committee is entitled to delegate to a subcommittee for any purpose it deems appropriate, including delegation to a subcommittee of our Board of Directors consisting of one or more members of our Board of Directors the authority to make awards to non-executive officers under the equity-based plans, in accordance with guidelines and policies set by our Compensation Committee.

For executive officers other than our Chief Executive Officer, our Compensation Committee considers evaluations and recommendations submitted to our Compensation Committee by our Chief Executive Officer on which compensation determinations are then made. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by our Compensation Committee, which determines whether, and if so in what manner, to recommend to the full Board of Directors any adjustments to his compensation as well as awards to be granted.
Our Board of Directors determined that each of the members of our Compensation Committee is independent as defined by the Nasdaq rules. In addition, each member of our Compensation Committee is a “non-employee” director as defined under Section 16 of the Exchange Act. The Compensation Committee met 2 times during the fiscal year ended June 30, 2024. Our Compensation Committee operates under a written charter adopted by our Board of Directors.
The charter of our Compensation Committee provides that any independent compensation consultant engaged by our Compensation Committee works for our Compensation Committee, not our management, with respect to executive and director compensation matters.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating individuals to serve as our directors, advising our Board of Directors with respect to its composition, procedures and committees, evaluating incumbent directors, and assessing the performance of management. Our Nominating and Corporate Governance Committee also oversees the development of our corporate governance matters. The responsibilities and activities of our Nominating and Corporate Governance Committee are described in greater detail in the Nominating and Corporate Governance Committee charter.
Our Nominating and Corporate Governance Committee is committed to a diversified board, seeking members from various professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional integrity. However, our Nominating and Corporate Governance Committee does not have a policy with respect to diversity considerations in the selection of director nominees. Our Nominating and Corporate Governance Committee evaluates nominees to our Board of Directors, which evaluation applies to both new director candidates as well as incumbent directors, in the context of the current composition of our Board of Directors, the operating requirements of the Corporation and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers the criteria for director qualifications set by our Board of Directors, as well as diversity, age, skills, and such other factors as it deems appropriate to maintain a balance of knowledge, experience, effectiveness and capability. In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee typically reviews such directors’ overall service during their term, including:
•	the number of meetings attended;
•	the level of participation;
•	the quality of performance; and
•	any other relationships and transactions that might impair such directors’ independence.
In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. Our Nominating and Corporate Governance Committee arranges for as many members of the Nominating and Corporate Governance Committee as it determines advisable to interview each potential candidate it is considering recommending to our Board of Directors. Our Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote.
Our Nominating and Corporate Governance Committee believes that a candidate for director should have certain minimum qualifications. Our Nominating and Corporate Governance Committee will generally consider such factors as:
•	possessing relevant expertise upon which to be able to offer advice and guidance to management, including public company board experience and international business experience;
•	the ability to read and understand basic financial statements;
•	having sufficient time to devote to our affairs;
•	a reputation for personal integrity and ethics;
•	demonstrated excellence in his or her field;
•	the ability to work effectively with the other members of our Board of Directors;
•	having the ability to exercise sound business judgment; and
•	the commitment to rigorously represent the long-term interests of the stockholders.
Notwithstanding the foregoing, our Nominating and Corporate Governance Committee reserves the right to modify these factors from time to time, taking into account the then current needs of our Board of Directors in an effort to maintain a balance of knowledge, experience and capability.
Our Nominating and Corporate Governance Committee considers and evaluates any candidate who is properly recommended by stockholders, identified by members of our Board of Directors or our executive officers, or, at the discretion of our Nominating and Corporate Governance Committee, an independent search firm.
Our Nominating and Corporate Governance Committee held 1 meeting during the fiscal year ended June 30, 2024.
Communications with our Board of Directors
Stockholders and other interested parties may contact any member (or all members) of our Board of Directors (including, without limitation, the non-management directors as a group), any committee of our Board of Directors or the Chair of any such committee by mail. All such correspondence may be sent addressed to our Board of Directors, any committee or any individual director, c/o Corporate Secretary, Great Elm Group, Inc., 3801 PGA Boulevard, Suite 603, Palm Beach Gardens, FL 33410.
All stockholder communications will be opened and reviewed by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to our Board of Directors or any group or committee of directors, the Corporate Secretary will make sufficient copies and send one copy to each director who is a member of the group or committee to which the envelope is addressed.
Nasdaq Board Diversity Rules
Nasdaq Listing Rule 5605(f) (the “Nasdaq Diversity Rule”) requires each Nasdaq-listed company to disclose its board diversity on an annual basis and to either have a diverse board or explain why it does not.
As of the Record Date, we do not satisfy the diversity objective under the Nasdaq Diversity Rule. We believe that the current composition of our Board of Directors is well-balanced in skills and experience and it would not be in the best interest of the Corporation or our shareholders to replace any of the current directors. In evaluating director nominees, the Nominating and Corporate Governance Committee considers the criteria for director qualifications set by our Board of Directors, as well as diversity, age, skills, and such other factors as it deems appropriate to maintain a balance of knowledge, experience, effectiveness and capability.

The Board of Directors diversity matrix below presents the Board of Director’s diversity statistics as required by Nasdaq Rules. To see our Board Diversity Matrix as of October 20, 2023, please see the proxy statement filed with the SEC on October 27, 2023.
(As of the Record Date)*

Total Number of Directors: 6
Part I: Gender Identity	Male	Female	Non-Binary	Not Disclosed
Number of Directors Based on Gender Identity	6	—	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	6	—	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee during fiscal 2024:
•	was an officer or employee of ours or any of our subsidiaries;
•	was formerly an officer of ours or any of our subsidiaries; or
•	(except as described herein) had any relationship requiring disclosure by us under the SEC’s rules requiring disclosure of related party transactions in this proxy statement.
Insider Trading Policy - Hedging
The Corporation has adopted an insider trading policy governing the purchase, sale and other dispositions of the Corporation’s securities by all directors, officers and employees of the Corporation and GECM (as defined below) (“Covered Persons”) that is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable Nasdaq standards. In addition, the Corporation’s insider trading policy provides that all Covered Persons and certain of their related persons may not engage in any hedging or monetization transactions, such as zero cost collars and forward sale contracts, with respect to Corporation securities, including those granted to, or held directly or indirectly by, such Covered Persons. Further, such persons may not trade in options, warrants, puts and calls or similar instruments on Corporation securities or sell Corporation securities “short.”
Certain Relationships and Related Transactions
On February 26, 2020, we issued $30 million aggregate principal amount of the PIK Notes. Funds managed by ICAM and Northern Right, significant stockholders of the Corporation, and Mr. Scheyer’s affiliated trusts, each purchased the PIK Notes. Funds managed by ICAM currently own approximately $7.9 million aggregate principal amount of the PIK Notes, which are currently convertible into approximately 2,284,461 shares of our common stock. ICAM has agreed to not convert its PIK Notes into shares of our common stock prior to December 27, 2024.
Jason Reese, the Chairman of our Board of Directors and our Chief Executive Officer, is the Co-Founder, Chairman and Chief Executive Officer of ICAM, and Mr. Reese and Long Ball, which is managed by ICAM, beneficially own, in aggregate, approximately 24.7% of our common stock. Matt Kaplan, the President of Great Elm Capital Management, Inc. (“GECM”), is also a Managing Director of ICAM. GECM has entered into a shared services agreement with ICAM, pursuant to which ICAM makes available to GECM certain back-office employees of ICAM to provide services to GECM in exchange for reimbursement by GECM of the allocated portion of such employees’ time. Costs incurred under this agreement that are not reimbursed by third parties are included in investment management expenses in our condensed consolidated statement of operations. For the fiscal year ended June 30, 2024, gross costs incurred under the agreement were $1.3 million. The net amount paid to ICAM pursuant to the agreement for the fiscal year ended June 30, 2024 after reimbursement by third parties was $0.6 million. Such net amount reflects third-party reimbursements made during one quarter of the fiscal year ended June 30, 2024. For the fiscal year ending June 30, 2024, we expect costs incurred under this agreement to relate mainly to operational services.
Our Amended and Restated Certificate of Incorporation and indemnification agreements with our directors and executive officers obligate us to indemnify our directors and executive officers. We have also purchased director and officer indemnification insurance.
Our Code of Business Conduct and Ethics applies to our directors and employees (including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer). Our Code of Business Conduct and Ethics provides our written policies and procedures for the review of any activities by a director, executive officer or employee or members of their immediate families which create or appear to create an actual or potential conflict between the individual’s interests and our interests. Our Audit Committee is responsible for interpreting our Code of Business Conduct and Ethics, reviewing reports of alleged breaches of such Code of Business Conduct and Ethics and granting waivers of or approving amendments of such Code of Business Conduct and Ethics. Our Audit Committee is responsible for reviewing past or proposed transactions between us and related persons. We expect that any amendment to the code, or any waiver of its requirements, will be disclosed on our website. The identification of our website does not include or incorporate by reference the information on our website into this report.
Our Code of Business Conduct and Ethics requires all of our employees, executive officers and directors to avoid any activity or personal interest that creates or appears to create a conflict of interest with us, and requires all of our personnel to disclose any such activity or interest to management. Our directors and executive officers are required to obtain the prior written approval of our Audit Committee, or its designated member, following the full disclosure of all facts and circumstances before making any investment, accepting any position or benefits, or participating in any transaction or business arrangement that creates or appears to create a conflict of interest. All of our other employees are required to make such disclosure to, and receive the prior written approval of, those individuals who are delegated such responsibility through policies and procedures adopted by us.
Executive Officers

Name	Age	Position
Jason W. Reese	59	Chairman & Chief Executive Officer
Keri A. Davis	40	Chief Financial Officer & Chief Accounting Officer
Nichole Milz	50	Chief Operating Officer
Adam M. Kleinman	49	President

Jason W. Reese has been our Chief Executive Officer since May 2023. Mr. Reese has been the Chairman of the Corporation’s Board of Directors since February 2020. Mr. Reese is the Co-Founder, Chairman and Chief Executive Officer of ICAM, founded in 1997. ICAM has managed various hedge funds, investment partnerships, a private REIT and a private equity fund. Prior to ICAM, Mr. Reese was a principal with Gordon, a merchant banking firm in New York and Dallas, where he focused on investing in distressed real estate transactions, high yield securities and leveraged buyouts. Prior to his time with Gordon, Mr. Reese worked in the Corporate Finance Group at PaineWebber in New York. Mr. Reese is currently on the board of directors of City Ventures, LLC, a California-based private home builder. Mr. Reese graduated with honors from Yale University with a B.S. in Electrical Engineering.
Keri A. Davis has been our Chief Financial Officer since May 2023. Ms. Davis has been the Chief Financial Officer and Treasurer of GECC since March 2019. Prior to serving in these positions, Ms. Davis served as SEC Reporting Manager for GEG and GECC. Prior to joining GECC, Ms. Davis served as a senior manager in the audit practice at PricewaterhouseCoopers LLP (“PwC”), a multinational professional services firm focusing on audit and assurance, tax and consulting services. She was employed in various capacities in the audit practice at PwC from 2005 to 2017. Ms. Davis holds a B.B.A in Accounting from the University of Massachusetts Amherst.
Nichole Milz has been our Chief Operating Officer since September 6, 2022. Prior to joining GEG, Mrs. Milz spent 16 years at Magnetar where she worked in various senior Operations, Finance and Strategy roles. At Magnetar, she served as Deputy Chief Operating Officer and ESG Officer of the Magnetar Energy and Infrastructure Group as well as a member of the Energy & Infrastructure management committee. Mrs. Milz also served as Treasurer of Star Peak

Energy Transition Corp and Star Peak Corp II, two alternative energy-focused Special Purpose Acquisition Corporations. Prior to Magnetar, Mrs. Milz spent four years at Citadel Investment Group as head of Capital Structure Analysis, a team supporting the Global Credit group in modeling and fundamental credit analysis. She began her career at Ernst & Young where she was an Audit manager in the Entrepreneurial Services group, a Firm Educator, and a nominee and participant in the firm’s National Accounting Research Program. Mrs. Milz received her Master of Professional Accountancy and Bachelor of Business Administration with honors from the McCombs School of Business at The University of Texas at Austin in 1997.
Adam M. Kleinman has been our President since March 21, 2018. Mr. Kleinman is GECC’s Chief Compliance Officer and Secretary and GECM’s President, General Counsel and Chief Compliance Officer. Mr. Kleinman was a Partner, Chief Operating Officer and General Counsel of MAST Capital from 2009 to September 2017. Prior to joining MAST Capital, Mr. Kleinman was an associate in the Banking and Leverage Finance group at Bingham McCutchen LLP, where he represented financial institutions, hedge funds and corporate borrowers in a broad range of commercial finance transactions, including syndicated debt financings, asset-based credit facilities and domestic and international debt workouts and restructurings. Mr. Kleinman graduated Phi Beta Kappa from Haverford College in 1997 with a BA in History and received his JD from the University of Virginia School of Law in 2004.

COMPENSATION OF DIRECTORS AND NAMED EXECUTIVE OFFICERS
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(7)	Total ($)
Jason W. Reese(1) Chairman and Chief Executive Officer	2024	500,091	750,000	275,000	—	—	—	1,525,091
	2023	78,205	275,000	—	400,000	—	715,000	1,468,205
Adam M. Kleinman(2) President	2024	400,091	200,000	125,000	—	—	13,200	738,291
	2023	399,997	200,000	326,814	—	—	12,200	939,011
	2022	300,000	35,938	—	—	—	214,100	550,038
Nichole Milz(3) Chief Operating Officer	2024	300,091	212,500	150,000	—	—	13,200	675,791
	2023	226,349	125,000	106,311	—	—	—	457,660

(1)	Mr. Reese was appointed as our Chairman and Chief Executive Officer on May 4, 2023.
(2)
Mr. Kleinman has been our President since March 21, 2018. $191,314 and $203,826 of Mr. Kleinman’s compensation in the fiscal years ended June 30, 2024 and June 30, 2023, respectively, was reimbursed by GECC.

(3)
Mrs. Milz was appointed as our Chief Operating Officer effective September 6, 2022. $81,913 and $85,407 of Mrs. Milz’s compensation in the fiscal years ended June 30, 2024 and June 30, 2023, respectively, was reimbursed by GECC.

(4)
Incentive amounts payable under the GECM Bonus Plan for the performance period ended June 30, 2024 are discretionary and were paid partially in cash, which is reported in this column, and partially in shares of GEG stock granted in fiscal 2025 for certain executives, which will be reported in next year’s proxy.

(5)
The amounts in this column reflect the aggregate grant date fair value of stock awards granted in fiscal year 2024 calculated in accordance with FASB ASC Topic 718. These amounts for Mr. Reese, Mr. Kleinman and Mrs. Milz represent the portion of their bonuses earned in fiscal 2023 that were paid in shares of restricted stock.

(6)	The amount in this column for Mr. Reese reflects the grant date value of an option award granted to him in fiscal 2023 calculated in accordance with FASB ASC Topic 718.
(7)
The amounts listed in this column reflect the following: for Mr. Reese, the value of cash and equity retainers he received for his service on the Board for the second half of fiscal 2024 and the first half of fiscal 2025 and for Mr. Kleinman and Mrs. Milz, the amount of the Corporation's 401(k) match.

Employment Agreements/Arrangements with our Named Executive Officers
Jason W. Reese
On May 4, 2023, the Corporation entered into an offer letter with Mr. Reese in connection with his appointment as Chief Executive Officer, pursuant to which Mr. Reese’s annual compensation will consist of a base salary of $500,000, which will be subject to annual increase based on Company and individual performance and market conditions, as determined by the Board of Directors of the Corporation. Additionally, Mr. Reese will be eligible to participate in the GECM Bonus Plan, and the target amount for any target bonus for each of the first five years of employment will be 200% of base salary. The offer letter also provided that Mr. Reese would be granted an option (the “Reese Option”) to purchase up to 2,000,000 shares of the Corporation’s common stock, which will vest and become exercisable upon the achievement of certain milestones, as further described below. Pursuant to his offer letter, Mr. Reese is entitled to the following severance protection for 5 years following his hire date: (a) in the event of a qualifying termination of employment prior to a Change of Control (as defined in the Corporation’s Amended and Restated 2016 Long-Term Incentive Compensation Plan), (i) a severance payment equal to $2,000,000, (ii) a pro-rated amount of his target bonus for the year of termination based on actual performance (a value of approximately $1,000,000 assuming a June 30, 2024 termination date), and (iii) accelerated vesting of the time-based portion of the Reese Option (with an aggregate value of $0 as of June 30, 2024) and the opportunity for the remaining portion of the Option to remain outstanding and eligible to vest for one year following such termination based on actual performance and (b) in the event of a qualifying termination of employment within two years following a Change of Control, (i) a severance payment equal to $3,000,000, (ii) a pro-rated amount of his target bonus for the year of termination based on actual performance (a value of approximately $1,000,000 assuming a June 30, 2024 termination date), and (iii) full accelerated vesting of the Option (with an aggregate value of $0 as of June 30, 2024). In the event of a separation from service due to Mr. Reese’s death or disability within 5 years following his hire date, he will be entitled to receive the benefits set forth in subsections (ii) and (iii) of prong (a) above.

Adam M. Kleinman
On March 21, 2018, we entered into an amended and restated offer letter with Mr. Kleinman, pursuant to which Mr. Kleinman received a base salary of $400,091 per year during fiscal year 2024 for his role as our President. Pursuant to his offer letter and equity award agreements, Mr. Kleinman is entitled to a severance payment equal to $550,000 and reimbursement of COBRA premiums for one year post-termination (approximately $59,338 in value) in the event of certain qualifying terminations of employment. In the event of a termination without cause or for good reason, Mr. Kleinman's options and restricted shares granted in 2019 would vest in full, and his equity awards granted after 2019 would continue to vest for the length of the severance period. In the event of a qualifying termination of Mr. Kleinman's employment following a change in control, all of his outstanding equity awards would vest in full.
Nichole Milz
On August 30, 2022, the Corporation’s subsidiary, GECM, entered into an employment letter with Mrs. Milz under which Mrs. Milz received a base salary of $300,091 per year during fiscal year 2024 for her role as Chief Operating Officer, and is eligible to participate in a discretionary bonus plan with a targeted bonus level for fiscal year 2024 of a minimum of $225,000. In connection with her appointment, Mrs. Milz also received 48,544 restricted shares of the Corporation’s common stock that will vest in equal one-third amounts on the first, second, and third year anniversaries of the grant date, as long as Mrs. Milz continues to be employed on those dates. In the event of a termination without cause or for good reason, Mrs. Milz's equity awards would continue to vest for the length of any applicable severance period. In the event of a qualifying termination of Mrs. Milz's employment following a change in control, all of her outstanding equity awards would vest in full.
Cash Bonuses
Mr. Reese, Mr. Kleinman and Mrs. Milz participate in the GECM Bonus Plan, pursuant to which each of them is eligible to receive cash and/or equity payments if GECM achieves certain qualitative and quantitative performance metrics within the designated performance period. The Board maintains discretion in determining payouts under the GECM Bonus Plan.
Equity-Based Compensation
On September 25, 2023, Mr. Reese was granted 132,850 restricted shares of the Corporation’s common stock, one quarter of which vested on the grant date and the remainder of which will vest in equal annual installments on each anniversary of the grant date until September 25, 2026, in each case subject to his continued employment with the Corporation on such dates. The restricted stock award to Mr. Reese represents the portion of his bonus earned in 2023 that was paid in shares.
On September 25, 2023, Mr. Kleinman was granted 60,386 restricted shares of the Corporation’s common stock, one quarter of which vested on the grant date and the remainder of which will vest in equal annual installments on each anniversary of the grant date until September 25, 2026, in each case subject to his continued employment with the Corporation on such dates. The restricted stock award to Mr. Kleinman represents the portion of his bonus earned in 2023 that was paid in shares.
On September 25, 2023, Mrs. Milz was granted 72,464 restricted shares of the Corporation’s common stock, one quarter of which vested on the grant date and the remainder of which will vest in equal annual installments on each anniversary of the grant date until September 25, 2026, in each case subject to her continued employment with the Corporation on such dates. The restricted stock award to Mrs. Milz represents the portion of her bonus earned in 2023 that was paid in shares.

Outstanding Equity Awards at 2024 Fiscal Year-End Table

		Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Jason W. Reese	—		2,000,000(1)	2.05	5/11/2033	26,151(3)	47,072
						79,908(4)	143,834
						99,637(5)	179,347
Adam M. Kleinman	213,000	—		3.60	9/18/2027	24,615(6)	44,307
	54,762	2,381(2)		4.52	8/6/2024	100,000(7)	180,000
						45,289(8)	81,520
Nichole Milz						32,362(9)	58,252
						54,348(10)	97,826

(1)
Mr. Reese was granted 2,000,000 options on May 11, 2023. These options will vest and become exercisable in five equal installments on the first, second, third, fourth and fifth anniversaries of May 5, 2023, subject to Mr. Reese’s continued employment and subject to certain Stock Price Vesting Triggers (each, a “Stock Price Vesting Trigger”) as set forth below. For each of the five annual vesting tranches, the Stock Price Vesting Trigger will be deemed achieved as of the first date following May 11, 2023 that the 30 calendar-day trailing average of the trading price of the common stock (as measured by the volume-weighted average price) equals or exceeds: (i) $4.07 for the first tranche, (ii) $6.00 for the second tranche, (iii) $8.00 for the third tranche, (iv) $10.00 for the fourth tranche and (v) $12.00 for the fifth tranche.

(2)	Mr. Kleinman was granted 57,143 options on August 6, 2019. These options vest as follows: 25% on the first anniversary of the grant date and 2.0833% per month thereafter.
(3)
Represents an award of 104,602 restricted shares granted to Mr. Reese on September 24, 2021 in connection with his service on the Board of Directors. This award vests as follows: 25% on the grant date and 25% on each anniversary thereafter.

(4)
Represents an award of 159,817 restricted shares granted to Mr. Reese on September 20, 2022 in connection with his service on the Board of Directors. This award vests as follows: 25% on the grant date and 25% on each anniversary thereafter.

(5)
Represents an award of 132,850 restricted shares granted to Mr. Reese on September 25, 2023, of which 72,464 were granted in connection with his service on the Board of Directors and 60,386 were granted in connection with his service as Chief Executive Officer. This award vests as follows: 25% on the grant date and 25% on each anniversary thereafter.

(6)	Mr. Kleinman was granted 49,230 restricted shares on September 20, 2022. These share awards vest as follows: 25% on the grant date and 25% on each anniversary thereafter.
(7)	Mr. Kleinman was granted 100,000 restricted shares on September 20, 2022. These share awards vest on the second anniversary of the grant date.
(8)	Mr. Kleinman was granted 60,386 restricted shares on September 25, 2023. These share awards vest as follows: 25% on the grant date and 25% on each anniversary thereafter.
(9)	Mrs. Milz was granted 48,544 restricted shares on September 20, 2022. These shares awards vest in equal 1/3 amounts on the first, second and third year anniversaries of the grant date.
(10)	Mrs. Milz was granted 72,464 restricted shares on September 25, 2023. These share awards vest as follows: 25% on the grant date and 25% on each anniversary thereafter.

Pay Versus Performance Disclosure
Pay Versus Performance Table

PAY VERSUS PERFORMANCE
Year (a)	Summary Compensation Table (SCT) Total for Jason W. Reese (b-1)(1)	Compensation Actually Paid (CAP) to Jason W. Reese (c-1)(1)(2)	SCT Total for Peter A. Reed (b-2)(1)	CAP to Peter A. Reed (c-2)(1)(2)	Average SCT Total for Non-PEO Named Executive Officers (NEOs) (d)(1)	Average CAP to Non-PEO NEOs (e)(1)(2)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return (f)(3)	Net Income (Loss) (g) ($ in 000s)
2024	$1,525,091	$1,477,121	—	—	$707,041	$720,258	$80	$(926)
2023	$1,468,205	$1,472,490	$693,898	$609,154	$698,336	$685,112	$91	$27,680
2022	—	—	$533,788	$450,011	$42,069	$417,918	$96	$(15,037)

(1)
Mr. Reese served as our principal executive officer (“PEO”) from May 4, 2023 through June 30, 2024. Peter A. Reed served as our PEO from September 18, 2017 through May 4, 2023. For 2022, our non-PEO named executive officers (“NEOs”) included Mr. Kleinman and Brent J. Pearson. For 2024 and 2023, our non-PEO NEOs included Mr. Kleinman and Mrs. Milz.

(2)
For each of 2024, 2023, and 2022, the values included in this column for the compensation actually paid to each of Messrs. Reese and Reed, and the average compensation actually paid to our Non-PEO NEOs reflect the following adjustments to the values included in column (b-1), (b-2) and (d) for 2024, 2023, and 2022, respectively:

Jason W. Reese	2024	2023
Summary Compensation Table Total for PEO (column (b-1))	$1,525,091	$1,468,205
(-) SCT “Stock Awards” column value	$(275,000)	—
(-) SCT “Option Awards” column value	—	$(400,000)
(+) year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$179,347	$415,006
(+/-) year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$(26,515)	$(5,230)
(+) vesting date fair value of equity awards granted and vested in the covered year	$68,751	—
(+/-) change in fair value as of vesting date (from the prior year-end) of equity awards granted in prior years that vested in the covered year	$5,447	$(5,492)
(-) fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	—	—
(+) dollar value of dividends/earnings paid on equity awards in the covered year	—	—
(+) excess fair value for equity award modifications	—	—
Compensation Actually Paid to Jason W. Reese (column (c-1))	$1,477,121	$1,472,490

Peter A. Reed	2023	2022
Summary Compensation Table Total for PEO (column (b-2))	$693,898	$533,788
(-) SCT “Stock Awards” column value	—	—
(-) SCT “Option Awards” column value	$(84,263)	—
(+) year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	—	—
(+/-) year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$(106)	$(740)
(+) vesting date fair value of equity awards granted and vested in the covered year	—	—
(+/-) change in fair value as of vesting date (from the prior year-end) of equity awards granted in prior years that vested in the covered year	$(375)	$(83,037)
(-) fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	—	—
(+) dollar value of dividends/earnings paid on equity awards in the covered year	—	—
(+) excess fair value for equity award modifications	—	—
Compensation Actually Paid to Peter A. Reed (column (c-2))	$609,154	$450,011

Average for Non-PEO NEOs	2024	2023	2022
Average Summary Compensation Table Total for Non-PEO NEOs (column (d))	$707,041	$698,336	$462,069
(-) SCT “Stock Awards” column value	$(137,500)	$(216,563)	$(6,250)
(-) SCT “Option Awards” column value	—	—	$(6,250)
(+) year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$97,826	$190,103	$7,929
(+/-) year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$13,549	$(53)	$(570)
(+) vesting date fair value of equity awards granted and vested in the covered year	$37,500	$13,477	$2,801
(+/-) change in fair value as of vesting date (from the prior year-end) of equity awards granted in prior years that vested in the covered year	$1,841	$(188)	$(41,810)
(-) fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	—	—	—
(+) dollar value of dividends/earnings paid on equity awards in the covered year	—	—	—
(+) excess fair value for equity award modifications	—	—	—
Average Compensation Actually Paid to Non–PEO NEOs (column (e))	$720,258	$685,112	$417,918

(3)
For each of 2024, 2023 and 2022, total shareholder return for the Corporation was calculated as the yearly percentage change in cumulative total shareholder return based on a deemed fixed investment of $100 at market close on June 30, 2021, assuming dividend reinvestment. Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

Pay Versus Performance Relationship Descriptions
The following graphical comparisons provide descriptions of the relationships between certain figures included in the Pay Versus Performance table for each of 2024, 2023, and 2022, including: comparisons between (a) the compensation actually paid to the PEOs and the average compensation actually paid to our non-PEO NEOs and (b) each of the performance measures set forth in columns (f) and (g) of the Pay Versus Performance table.

Compensation of Our Board of Directors
We reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Employee directors are not compensated for board services in addition to their regular employee compensation. For the fiscal year ended June 30, 2024, our non-employees director compensation program for payment of a retainer and committee fees was as follows:
•	$65,000 in cash as an annual retainer.
•	$20,000 in cash for service as Audit Committee chairperson.
•	$10,000 in cash for service as Compensation Committee chairperson.
•	$10,000 in cash for service as Nominating and Corporate Governance chairperson.
•	$10,000 in cash for each committee on which a director does not serve as chairperson.
•	$130,000 in cash for service as the Vice Chairman of the Board of Directors.
•
Annual grant of restricted stock having a value of $65,000. Amounts granted in fiscal 2024 include a grant on January 3, 2024 having a value of $65,000 (representing the 2024 calendar year, which consisted of the last half of fiscal 2024 and the first half of fiscal 2025), measured using the closing price on the date of grant, subject to monthly vesting from the grant date, pro-rated for partial periods of service during the fiscal year.

Beginning in the fiscal quarter ended June 30, 2020, we allowed our non-employee directors to elect to receive their cash retainers in fully vested shares of common stock. Additionally, effective January 1, 2021, we allowed non-employee directors to make a deferral election for their retainer and committee fees.
Director Compensation – Fiscal Year Ended June 30, 2024

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Matthew A. Drapkin(2)	—	247,500	65,000(3)	312,500
James Hugar	32,500	127,500	—	160,000
David Matter	—	140,000	—	140,000
James P. Parmelee	—	150,000	—	150,000
Eric Scheyer	—	150,000	—	150,000

(1)
Represents the aggregate grant date fair value of restricted stock awards as of the date of the award (as described above) calculated in accordance with FASB ASC Topic 718. These awards were issued as part of the annual grant of restricted stock, as well as restricted stock that the director elected to receive in lieu of the applicable cash retainer.

(2)	Mr. Drapkin has elected to defer all stock-based compensation relating to service periods beginning January 1, 2021 under the Non-Employee Directors Deferred Compensation Plan.
(3)	Represents compensation to Mr. Drapkin in exchange for his service on the Board of Directors of GECC equal to $65,000 per annum, pro-rated for his appointment date of April 3, 2023.
Equity Compensation Plan Information

Plan Category (as of June 30, 2024)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	3,324,081	$2.70(1)	2,388,367(2)
Equity compensation plans not approved by security holders	—	—	—

(1)	Represents the weighted average exercise price of outstanding options only, as restricted share units do not have an exercise price.
(2)	Total includes 1,444,367 under the Great Elm Group, Inc. 2016 Long-Term Incentive Plan and 944,000 under the Great Elm Group, Inc. 2016 Employee Stock Purchase Plan.
***

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

GREAT ELM GROUP, INC.

1. Election Of Directors

Nominees:	**For**	**Withhold**
1a. Matthew A. Drapkin	☐	☐
1b. James H. Hugar	☐	☐
1c. David Matter	☐	☐
1d. James P. Parmelee	☐	☐
1e. Jason W. Reese	☐	☐
1f. Eric J. Scheyer	☐	☐

The Board of Directors recommends you vote ONE YEAR on Proposal 4:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of the Corporation's named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

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Signature [PLEASE SIGN WITHIN BOX] Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V58405-P18814

GREAT ELM GROUP, INC.
Annual Meeting of Stockholders
December 4, 2024 8:30 AM Eastern Time
This proxy is solicited by the Board of Directors

The signatory hereto hereby appoints Keri A. Davis and Adam M. Kleinman and either of them as proxies, with full power of substitution and revocation, to represent the signatory hereto and to vote all shares of common stock of Great Elm Group, Inc., that the signatory hereto is entitled to vote at the Annual Meeting of Stockholders of the company to be held on December 4, 2024 beginning at 8:30 AM Eastern Time, on the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

Shares represented by this Proxy will be voted as directed by the stockholder. If this Proxy is signed, the proxies have authority and intend to vote as follows regarding any nominee or matter for which no such directions are indicated: FOR election of all Director nominees listed in Proposal 1, FOR Proposals 2 and 3 and ONE YEAR on Proposal 4.

Continued and to be signed on reverse side